Exhibit 99.1

WebMediaBrands Inc. Reports Financial Results

For Its Fourth Quarter and Year Ended December 31, 2012

Annual Revenues Increase 12%

(New York, NY – February 27, 2013) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the fourth quarter and full year ended December 31, 2012.

Highlights for the fourth quarter of 2012 include:

•	Revenues for the fourth quarter of 2012 were $3.3 million and revenues from trade shows and research increased 24% and 6%, respectively, compared to the same period in 2011.

•	Net loss for the fourth quarter of 2012 was $6.5 million and included a non-cash impairment charge of $5.5 million related to the write-down of goodwill, compared to a net loss of $9.1 million for the same period in 2011.

Highlights for the year ended December 31, 2012 include:

•	Revenues for the year ended December 31, 2012 were $14.0 million compared to revenues of $12.4 million for the year ended December 31, 2011, an increase of 12%. Revenues from research, trade shows and advertising increased 80%, 35% and 18%, respectively, compared to 2011. Inside Network’s market research and data services business, which includes AppData, contributed $1.7 million in revenues during 2012. We acquired Inside Network in May 2011.

•	Net loss was $8.7 million for the year ended December 31, 2012, and included a non-cash impairment charge of $5.5 million related to the write-down of goodwill, compared to a net loss of $11.9 million for the year ended December 31, 2011. Non-GAAP loss, excluding interest, taxes, impairment, depreciation, amortization and stock-based compensation, or EBITDA, was $1.5 million for the year ended December 31, 2012 and included severance-related costs and a loss on the sale of certain assets totaling $402,000. EBITDA loss was $1.6 million for the same period in 2011. Stock-based compensation expense was $528,000 during the year ended December 31, 2012 compared to $991,000 during the same period in 2011.

“Our financial results for the year ended December 31, 2012, included revenue growth of 12%, with our research and trade show businesses leading the way with growth of 80% and 35%, respectively,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc. “We have continued to invest in our product offerings, specifically with our research and trade show businesses,” added Meckler. “We remain optimistic and encouraged about the future success and value of our business.”

WebMediaBrands Inc. Fourth Quarter 2012 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2012 fourth quarter results on Wednesday, February 27, 2013 at 5:00 pm EDT.

The conference call number is 888-437-9445 for domestic participants and 719-325-2329 for international participants; confirmation code “4162863.”   Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Tuesday, March 5, 2013. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “4162863.”

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Operations

For the Three Months and Year Ended December 31, 2012 and 2011

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$3,320	$3,375	$13,962	$12,429

Cost of revenues	2,101	1,897	7,931	7,154
Advertising, promotion and selling	772	551	2,692	2,088
General and administrative	1,142	1,395	5,080	5,475
Depreciation	71	77	309	319
Amortization	131	142	540	513
Impairment	5,542	8,289	5,542	8,289
Contingent acquisition consideration	–	–	–	329
Total operating expenses	9,759	12,351	22,094	24,167

Operating loss	(6,439)	(8,976)	(8,132)	(11,738)
Other loss, net	(24)	(2)	(240)	(9)
Interest income	1	45	4	86
Interest expense	(62)	(122)	(271)	(657)
Loss before income taxes	(6,524)	(9,055)	(8,639)	(12,318)
Provision (benefit) for income taxes	4	14	34	(403)
Net loss	$(6,528)	$(9,069)	$(8,673)	$(11,915)

Loss per share:
Basic net loss	$(1.09)	$(1.52)	$(1.45)	$(2.05)
Diluted net loss	$(1.09)	$(1.52)	$(1.45)	$(2.05)

Weighted average shares used in computing loss per share:
Basic	6,014	5,976	5,991	5,818
Diluted	6,014	5,976	5,991	5,818

Shares outstanding and per share data have been adjusted to give effect to the one-for-seven reverse stock split implemented on August 16, 2012.

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Balance Sheets

December 31, 2012 and 2011

(in thousands, except share and per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$2,210	$3,438
Accounts receivable, net of allowances of $16 and $11, respectively	524	489
Prepaid expenses and other current assets	503	575
Total current assets	3,237	4,502

Property and equipment, net of accumulated depreciation of $1,475 and $1,350, respectively	268	477
Intangible assets, net of accumulated amortization of $1,144 and $722, respectively	2,305	2,626
Goodwill	9,574	15,116
Investments and other assets	687	1,146
Total assets	$16,071	$23,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$509	$367
Accrued payroll and related expenses	493	391
Accrued expenses and other current liabilities	649	662
Deferred revenues	1,294	1,288
Total current liabilities	2,945	2,708

Loan from related party	7,647	7,647
Deferred revenues	17	22
Deferred income taxes	474	444
Other long-term liabilities	–	60
Total liabilities	11,083	10,881

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	–	–
Common stock, $.01 par value, 75,000,000 shares authorized, 6,138,879 and 6,077,911 shares issued and 6,019,594 and 5,958,626 shares outstanding at December 31, 2012 and 2011, respectively	61	61
Additional paid-in capital	289,711	289,036
Accumulated deficit	(284,288)	(275,615)
Treasury stock, 119,285 shares, at cost	(496)	(496)
Total stockholders’ equity	4,988	12,986
Total liabilities and stockholders’ equity	$16,071	$23,867

Shares outstanding and per share data have been adjusted to give effect to the one-for-seven reverse stock split implemented on August 16, 2012.

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011 (in thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(8,673)	$(11,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	5,542	8,289
Depreciation and amortization	849	832
Stock-based compensation	528	991
Provision for losses on accounts receivable	27	15
Other, net	236	(2)
Amortization of debt issuance costs	36	28
Deferred income taxes	30	(410)
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	(62)	135
Prepaid expenses and other assets	176	660
Accounts payable, accrued expenses and other liabilities	167	(702)
Deferred revenues	1	236
Net cash used in operating activities	(1,143)	(1,843)
Cash flows from investing activities:
Purchases of property and equipment	(117)	(57)
Acquisitions of businesses, assets and other	(220)	(9,062)
Proceeds from sale of assets	132	–
Net cash used in investing activities	(205)	(9,119)
Cash flows from financing activities:
Borrowings from related party	–	1,750
Purchase of treasury stock	–	(390)
Debt issuance costs	(23)	(26)
Repayment of borrowings from related party	–	(50)
Proceeds from exercise of stock options	143	146
Net cash provided by financing activities	120	1,430
Effect of exchange rates on cash	–	–
Net decrease in cash and cash equivalents	(1,228)	(9,532)
Cash and cash equivalents, beginning of year	3,438	12,970
Cash and cash equivalents, end of year	$2,210	$3,438
Supplemental disclosures of cash flow:
Cash refund of income taxes, net	$70	$393
Cash paid for interest	$235	$629

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About WebMediaBrands Inc.

WebMediaBrands Inc. (http://www.webmediabrands.com) is a leading Internet media company that provides content, education, and career services to social media, traditional media, and creative professionals through a portfolio of vertical online properties, communities, and trade shows. The Company's online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, advertising, public relations, publishing, design, and mobile; (ii) InsideNetwork.com, a leading network of online properties providing original market research, data services, news, and job listings on the Facebook platform, on social gaming, and on mobile applications ecosystems; and (iii) SemanticWeb.com, a leading blog providing content, education, community resources and career resources on the commercialization and application of Semantic Technologies, Linked Data and Big Data. The Company's online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos (stocklogos.com) and premium membership services. The Company's trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company's online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Ashley Taylor Anderson

press@webmediabrands.com

415-275-1531

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